February 18, 2007

Mr. Erik F. Johnsen
P.O. Box 160
Covington, LA  70434

Reference: Erik F. Johnsen Consulting Agreement

This letter will confirm that International Shipholding Corporation has agreed to retain you as a consultant for a period of time commencing May 1, 2007, and ending December 31, 2008.  Your consulting compensation will be annual fee of $250,000, payable pro-rata in monthly installments of $20,833.34, plus reasonable out-of-pocket expenses.  At the end of the agreed period of time, this Agreement is automatically extended month-by-month with a continuation of said pro-rata monthly installments of $20,833.34.

This Agreement may be cancelled by either party on giving a 90-day notice of cancellation.

Please sign below to acknowledge your agreement and acceptance of this Consulting Agreement.

Sincerely,

N. M. Johnsen
Chairman of the Board

AGREED AND ACCEPTED:

    /s/ Erik F. Johnsen
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Erik. F. Johnsen

    April 30, 2007
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